Exhibit 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com

Arnold C. Lakind

Barry D. Szaferman

Jeffrey P. Blumstein

Steven Blader

Brian G. Paul+

Craig J. Hubert++

Michael R. Paglione*

Lionel J. Frank**

Jeffrey K. Epstein+

Stuart A. Tucker

Scott P. Borsack***

Daniel S. Sweetser*

Robert E. Lytle

Janine G. Bauer***

Daniel J. Graziano Jr.

Nathan M. Edelstein**

Bruce M. Sattin***

Gregg E. Jaclin**

Robert P. Panzer

Benjamin T. Branche*

Of Counsel

Stephen Skillman

Linda R. Feinberg

Anthony J. Parrillo

Paul T. Koenig, Jr.

Janine Danks Fox*

Richard A. Catalina Jr.*†

E. Elizabeth Sweetser

Robert G. Stevens Jr.**

Michael D. Brottman**

Lindsey Moskowitz Medvin**

Mark A. Fisher

Robert L. Lakind***

Thomas J. Manzo**

Carley Ward**

Melissa A. Chimbangu

Kathleen O’Brien

Steven A. Lipstein**

Yarona Y. Liang#

Brian A. Heyesey

Mengyi "Jason" Ye

John O’Leary***

Christopher S. Myles

Christopher S. Kwelty

+Certified Matrimonial Attorney

++Certified Civil and Criminal Trial Attorney

*NJ & PA Bars

**NJ & NY Bars

***NJ, NY & PA Bars

#NY Bar

†U.S. Patent & Trademark Office

 April 13, 2016

Propanc Health Group Corporation

Level 2, 555 Riversdale Road

Camberwell, VIC, 3124 Australia

Gentlemen:

You have requested our opinion, as counsel for Propanc Health Group Corporation, a Delaware corporation (the “Company”), in connection with registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to 171,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), that are being issued to the selling shareholders (the “Selling Shareholders”) pursuant to that certain securities purchase agreement, dated October 28, 2015 (the “Securities Purchase Agreement”) and addendum dated March 11, 2016.

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

a)	the Registration Statement and which includes the prospectus;
b)	the certificate of an Officer of the Company dated April 13, 2016 (the “Officer’s Certificate”);

c)	a Board of Directors resolution approving the filing of the S-1 Registration Statement to register the Shares;
d)	the executed agreements by which the Selling Shareholders acquired their interests through the Securities Purchase Agreement, including the documents identified therein;

e)	the executed addendum to the Securities Purchase Agreement and the documents identified therein;
f)	the Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on November 23, 2010, as amended on November 11, 2014 and July 10, 2015;
g)	Bylaws of Propanc Health Group Corporation;
h)	the Certificate of Designation of Series A Preferred Stock of the Company filed with the Secretary of State of Delaware on December 2, 2014;
i)	the Certificate of Designation of Series B Preferred Stock of the Company filed with the Secretary of State of Delaware on July 2, 2015; and

j)	a Good Standing Certificate from the Secretary of State of Delaware as of April 12, 2016.

In each instance we have relied upon the content of each of the documents set forth above, and have relied upon the content of the Officer’s Certificate.  In reliance thereon, and based upon our review of the foregoing, it is our opinion that the Shares will be legally issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Delaware of the United States. This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Revised Statutes and reported judicial decisions interpreting those laws.

April 13, 2016 Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg Jaclin
Gregg E. Jaclin
For the Firm